Exhibit 10.12

SECOND AMENDMENT TO THE
HEALTHAXIS INC.
2005 STOCK INCENTIVE PLAN

WHEREAS, the Healthaxis Inc. 2005 Stock Incentive Plan (the “Plan”) has been established by Healthaxis Inc. (the “Company”) effective upon its approval by the shareholders of the Company; and

WHEREAS, the shareholders of the Company approved the Plan at their annual meeting on June 29, 2005, which was subsequently amended on May 10, 2006; and

WHEREAS, the Board of Directors and the shareholders of the Company have approved this Second Amendment to the Plan to be effective as of December 29, 2008;

NOW, THEREFORE, the Plan is hereby amended as follows:

Section 2.1 of the Plan is deleted, and the following Section 2.1 is substituted in lieu thereof:

2.1
Maximum Amount of Shares.  Subject to the provisions of Paragraph 2.6 and Section 9 of the Plan, the aggregate number of shares of Stock that may be issued, transferred or exercised pursuant to Awards under the Plan shall be 4,000,000 additional shares, plus any shares of Stock that are not then represented by awards granted under the Prior Plan, plus any shares of Stock that are represented by awards granted under the Prior Plan which are forfeited, terminated, expire or are canceled without delivery of shares of Stock.

IN WITNESS WHEREOF, Healthaxis Inc., acting by and through its officer hereunto duly authorized, has executed this instrument to be effective December 29, 2008.

HEALTHAXIS INC.

By: /s/ J. Brent Webb
Name: J. Brent Webb
Title: Secretary

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